UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 2, 2009

CORVEL CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19291	33-0282651

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2010 Main Street, Suite 600, Irvine, California	92614

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(949) 851-1473

N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On September 2, 2009, CorVel Corporation (the “Company”) agreed to repurchase 200,000 shares of the Company’s common stock held by V. Gordon Clemons, the Company’s Chairman of the Board, in a privately negotiated transaction (the “Clemons Repurchase”). Mr. Clemons’ shares were repurchased for $30 per share for an aggregate repurchase price of $6 million. The negotiated purchase price was below the average closing price for the prior five trading days and is below the share repurchase price limit under the 10b5-1 Plan described below. The repurchased shares represent approximately 1.5% of the Company’s total shares of common stock outstanding as of September 2, 2009. The Company will have 12,544,982 shares of common stock outstanding immediately after the Clemons Repurchase.
     The Clemons Repurchase was part of the Company’s previously approved stock repurchase program that has been disclosed in the Company’s prior filings with the Securities and Exchange Commission. The Company used a portion of its cash on hand to repurchase the shares. The repurchased shares will become treasury shares, as authorized but unissued shares of common stock, and will be available for future issuance or general corporate purposes.
Item 7.01. Regulation FD Disclosure.
     The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 7.01.
     The pre-arranged stock trading plan (the “10b5-1 Plan”) to repurchase shares through November 18, 2009 pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934 that the Company previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on August 25, 2009, covers the repurchase of up to 800,000 shares under the Company’s previously announced stock repurchase program. In light of the Clemons Repurchase, the Company will be entering into certain modifications of the 10b5-1 Plan on September 5, 2009 to take into account the effect of the Clemons Repurchase. The modifications do not change the total number of shares authorized to be repurchased under the 10b5-1 Plan. There is no guarantee as to the exact number of shares that will be repurchased.
     The information contained in this report and in the exhibit attached to this report is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVEL CORPORATION

(Registrant)

Dated: September 3, 2009	/s/ DANIEL J. STARCK

Daniel J. Starck,
President and Chief Executive Officer